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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                       THE SECURITIES EXCHANGE ACT OF 1934




                                Aurora Foods Inc.

               (Exact name of registrant as specified in charter)


            Delaware                                  applied for
(Jurisdiction of incorporation or                 I.R.S. Employer No.)
         organization)


       456 Montgomery Street, Suite 2200, San Francisco, California 94104
        (Address of principal executive offices)       (Zip Code)

 If this form relates to the registration of a class of               If this form relates to the registration of a class of
 securities pursuant to Section 12(b) pursuant of the Exchange        securities pursuant to Section 12(g) of the Exchange
 Act and is effective to General Instruction                          Act and is effective pursuant to General Instruction
 A.(c), please check the following box. /X/                          A.(d), please check the following box. /   /


Securities Act registration statement file number to which this form relates:
333-50681

       Title of Each Class            Name of Each Exchange on Which Each Class
       to be so Registered                      is to be Registered

Common Stock, par value $.01 per share         Pacific Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:  None.



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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1. Description of Registration's Securities to be Registered.

    Reference is made to the information set forth under the heading "DESCRIPTION OF CAPITAL STOCK" in the Registrant's Registration Statement on Form S-1 (Registration No. 333-50681), as initially filed with the Securities and Exchange Commission on April 22, 1998, as amended May 15, June 10, and June 23, 1998 and as amended from time to time thereafter (the "Registration Statement").

Item 2. Exhibits.

    1.   Specimen Certificate of Stock. (Incorporated by reference to Exhibit
         4.1 of the Registrant's Registration Statement.)

    2. Certificate of Incorporation of the Registrant, as amended to date. (Incorporated by reference to Exhibit 3.1 of the Registrant's Registration Statement.)

    3. Amended and Restated By-Laws of the Registrant, as amended to date. (Incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement.)

    4. Securityholders Agreement, dated as of April 8, 1998, among the parties listed on Schedule A thereto. (Incorporated by reference to Exhibit 4.2 of the Registrant's Registration Statement.)

    5. Form of Certificate of Merger of Aurora Foods Inc. with and into A Foods Inc. (Incorporated by reference to Exhibit 2.14 of the Registrant's Registration Statement)


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                                AURORA FOODS INC.

                 Exhibits to Registration Statement on Form 8-A


                                                                   Page
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1. Specimen Certificate of Stock. (Incorporated by reference to Exhibit 4.1 of the Registrant's Registration Statement.)

2. Certificate of Incorporation of the Registration, as amended to date. (Incorporated by referenced to Exhibit 3.1 of the Registrant's Registration Statement.)

3. Amended and Restated By-Laws of the Registrant, as amended to date. (Incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement.)

4. Securityholders Agreement, dated as of April 8,1998, among the parties listed on Schedule A thereto. (Incorporated by reference to Exhibit 4.2 of the Registrant's Registration Statement.)

5. Form of Certificate of Merger of Aurora Foods Inc. with and into A Foods Inc. (Incorporated by reference to Exhibit 2.14 of the Registrant's Registration Statement)


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                                   SIGNATURES

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registration has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                              AURORA FOODS INC.


                              By: /s/ M. Laurie Cummings
                                  --------------------------------------------
                                  Name: M. Laurie Cummings
                                  Title: Chief Financial Officer and Secretary

Dated: June 23,1998